                                                                     EXHIBIT 4.1

                    REGISTRATION AND STOCK TRADING AGREEMENT

     This Registration and Stock Trading Agreement (the "Agreement") is made and
                                                         ---------
entered into as of February 7, 1997 by and between Ascend Communications, Inc., a Delaware corporation ("Ascend"), and Ravi Gulati (the "Holder").
                         ------                          ------

                                    Recitals
                                    --------

     WHEREAS, Ascend and StonyBrook Services, Inc., a New York corporation

("StonyBrook"), have heretofore entered into an Agreement and Plan of Merger
------------
dated as of December 26, 1996 (the "Merger Agreement"), by and among Ascend,
                                    ----------------
StonyBrook and Ascend Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Ascend ("Sub");
                             ---

     WHEREAS, the shares of common stock of StonyBrook ("StonyBrook Common
                                                         -----------------
Stock") outstanding at the Effective Time of the Merger have been converted into the right to receive shares of common stock of Ascend ("Ascend Common Stock"),
                                                        -------------------
and the options to acquire StonyBrook Common Stock ("StonyBrook Options")
                                                     ------------------
outstanding as of the Effective Time have been assumed by Ascend and converted into options to acquire Ascend Common Stock (the "Assumed Options");
                                                  ---------------

     WHEREAS, the shares of Ascend Common Stock issued in the Merger or upon exercise of the Assumed Options (the "Shares") have not been registered under
                                      ------
the Securities Act of 1933, as amended, in reliance upon the exemption from registration contained in Section 4(2) of and/or Regulation D under the Securities Act;

     WHEREAS, the Merger Agreement and the Declaration of Registration Rights set forth in Annex 6.12 thereto (the "Registration Rights Declaration") granted
                                      -------------------------------
certain registration rights to Holder;

     WHEREAS, Holder must provide to Ascend certain information necessary for the preparation of the Registration Statement and must guarantee the accuracy and completeness of such information;

     NOW THEREFORE, in consideration of the foregoing, and the representations, warranties, covenants, agreements and other provisions herein, the parties hereto agree as set forth below:

                                   Agreement
                                   ---------

     Section 1.  Definitions.  As used in this Agreement:
                 -----------

          (a) "Affiliate" means each person or party deemed to be an "affiliate"
               ---------
for purposes of paragraphs (c) and (d) of Rule 145 of the SEC, although nothing contained herein shall be construed as an admission by such Affiliate that such Affiliate is in fact an "affiliate" of StonyBrook for purposes of Rule 145.

          (b) "Escrow" and "Escrow Shares" have the meanings ascribed to such
               ------       --------------
terms in the Merger Agreement.

          (c) "Exchange Act" means the Securities Exchange Act of 1934, as
               -------------
amended.

          (d) "Form S-3" means Form S-3 or such other form under the Securities
               --------
Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC which similarly permits inclusion or incorporation of substantial information by reference to other documents filed by Ascend with the SEC.

          (e) "Governmental Entity" means any (i) nation, state, commonwealth,
               -------------------
province, territory, county, municipality, district or other jurisdiction of any nature; (ii) federal, state, local, municipal, foreign or other government; or
(iii) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, official, organization, and any court or other tribunal).

          (f) "NASD" means the National Association of Securities Dealers.
               ----

          (g) "Sale Equivalent Transaction" means any sale, exchange, transfer
               ---------------------------
or other disposition, transaction or arrangement, whether by short sale, hedging or otherwise, that materially increases the risk that the Merger would not qualify as a "reorganization" under Section 368 of the Code.

          (h) "SEC" means the Securities and Exchange Commission.
               ---

          (i) "Securities Act" means the Securities Act of 1933, as amended.
               --------------

Capitalized terms not otherwise defined in this Agreement have the meanings given to them in the Merger Agreement.

     Section 2.  Representations and Warranties of Holder.  Holder represents to
                 ----------------------------------------
Ascend as follows:

          (a) Holdings.  As of the Effective Time of the Merger, Holder (i) was
              --------
the owner of the number of shares of StonyBrook Common Stock set forth on the signature page hereto, and (ii) owned no other shares of StonyBrook Common Stock and no StonyBrook Options. Holder acknowledges and agrees that, pursuant to the Merger Agreement and in exchange for Holder's shares of StonyBrook Common Stock, Holder has received (or is entitled to receive) the number of shares of Ascend Common Stock set forth on the signature page hereto. Holder has acquired its shares of Ascend Common Stock for investment and without a view to resale or distribution, except as permitted by this Agreement, the Merger Agreement, and the other agreements and representation letters executed by Holder in connection therewith.

          (b) Validity and Enforceability; Consents.  This Agreement has been
              -------------------------------------
duly executed and delivered by Holder and constitutes the valid and binding obligation of Holder, enforceable against Holder in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors' rights generally, and general principles of equity. The execution and delivery by Holder of this Agreement does not, and the performance of Holder's obligations under this Agreement will not, (i) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a material default under, any material obligation or loss of any material benefit under any material contract or other agreement or obligation to which Holder is a party or by which Holder or any of Holder's properties or assets may be bound, or (ii) conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Holder or any of Holder's properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Holder in connection with the execution and delivery of this Agreement or the performance of Holder's obligations hereunder.

          (c) Investment Intent.  The shares of Ascend Common Stock issued (or
              -----------------
issuable) to Holder pursuant to the Merger Agreement were (or will be) acquired by Holder for investment and without a view to resale or distribution, except as permitted by this Agreement, the Merger Agreement and the other agreements and representation letters executed by Holder in connection therewith.

          (d) Accredited Investor.  Holder is an "accredited investor" as
              -------------------
defined in SEC Rule 501 under the Securities Act.

          (e) Information Concerning Ascend.  Holder (i) has had the opportunity
              -----------------------------
to ask questions of, and obtain any additional information reasonably available to, Ascend with respect to its plans, results of operations, financial conditions, businesses, properties, assets or business prospects; (ii) has received all such information as Holder deems necessary and appropriate to enable Holder to evaluate the risks and merits of the Merger; and (iii) has received satisfactory and complete information concerning the business and financial condition of Ascend in response to all inquiries in respect thereof.

          (f) Exchange Act Reports.  Holder acknowledges that Ascend is a
              --------------------
publicly held company that files reports and other information under the Exchange Act with the SEC and with the NASD. Holder acknowledges that Ascend has made available to Holder all forms, reports and documents filed by Ascend with the SEC between December 31, 1994 (other than registration statements on Form S-8) and the date of the Merger Agreement. Holder further acknowledges the availability of current information about Ascend through such reports and other information. Holder also acknowledges receipt of copies of Rules 10b-5, 10b-6 and 10b-7 under the Exchange Act.

          (g) Economic Risk.  Holder has such knowledge and experience in
              -------------
financial and business matters as to be able to evaluate the merits and risks of an investment in Ascend Common Stock in connection with the Merger. Holder is able to acquire the shares of Ascend Common Stock issued (or issuable) to Holder in connection with the Merger without impairing Holder's financial condition, to hold such shares for an indefinite period of time, and to suffer a complete loss on Holder's investment.

          (h) Information Supplied by Holder.  The information about Holder on
              ------------------------------
the signature page to this Agreement is true, accurate and complete. Holder understands that such information is being provided to Ascend specifically for use in, or in connection with, the Registration Statement and the Prospectus, and has executed this Agreement with such knowledge.

     Section 3.  Obligations of Ascend.
                 ---------------------

          (a) Registration.  Promptly after the date of this Agreement, Ascend
              ------------
shall (i) file with the SEC a registration statement on Form S-3 with respect to one-third of the shares of Ascend Common Stock issuable to Holder pursuant to the Merger and shall use its reasonable best efforts to cause the Registration Statement to become effective as promptly as practicable after filing and to keep Registration Statement effective until the Termination Date (as hereinafter defined); (ii) prepare and file with the SEC such amendments and supplements Registration Statement and the prospectus used in connection therewith as may be necessary, and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities proposed to be registered in the Registration Statement until the Termination Date (as hereinafter defined);
(iii) furnish to Holder such number of copies of any prospectus

(including any preliminary prospectus and any amended or supplemented prospectus) in conformity with the requirements of the Securities Act, and such other documents, as Holder may reasonably request in order to effect the offering and sale of the shares of Ascend Common Stock to be offered and sold, but only while Ascend shall be required under the provisions hereof to cause the registration statement to remain current; and (iv) use reasonable efforts to register or qualify the shares of Ascend Common Stock covered by the Registration Statement under the securities or blue sky laws of such jurisdictions as Holder shall reasonably request (provided that Ascend shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction where it has not been qualified). For purposes of this Section 3(a), "Termination Date" means the earlier of (i) December 27, 1998, (ii) the
       ----------------
date on which Holder can sell all of the shares of Ascend Common Stock issued to Holder pursuant to the Merger pursuant to Rule 144 of the SEC under the Securities Act, and (iii) the date on which all such shares of Ascend Common Stock have been resold pursuant to Rule 144 or an effective registration statement.

          (b) Notification of Certain Events.  Ascend shall notify Holder (i)
              ------------------------------
when a prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC or any other Governmental Entity during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or related prospectus or for additional information relating to the Registration Statement, (iii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (iv) of the receipt by Ascend of any notification with respect to the suspension of the qualification or exemption from qualification of any of the shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (v) of the happening of any event which makes any statement made in the Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in the Registration Statement or prospectus so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Ascend may, upon the happening of any event of the kind described in clauses (iii), (iv) or (v) hereof, suspend use of the prospectus on written notice to Holder, in which case Holder shall discontinue disposition of the shares covered by the Registration Statement or prospectus until copies of a supplemented or amended prospectus are distributed to Holder or until Holder is advised in writing by Ascend that the use of the applicable prospectus may be resumed. Ascend shall use its reasonable best efforts to ensure that the use of the prospectus may be resumed as soon as practicable. Ascend shall use every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the securities for sale in any jurisdiction, at the earliest practicable moment. Ascend shall, upon the occurrence of any event contemplated by clause (iv) or (v) above, prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the shares being sold thereunder, such prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (c) Certificates  In connection with any offering of shares of Ascend
              ------------
Common Stock registered pursuant to this Agreement, Ascend shall, subject to the limitations set forth in Sections 4, 5 and 6 of this Agreement: (i) furnish Holder, at Ascend's expense, with unlegended certificates representing ownership of the shares of Ascend Common Stock being sold in such denominations as Holder shall request, and (ii) instruct the transfer agent and registrar of such shares to release any stop transfer orders with respect to such shares.

     Section 4.  Obligations of Holder.
                 ---------------------

          (a) Information.  Holder shall provide all information and materials
              -----------
to Ascend, and take all action, as may be required in order to permit Ascend to comply with all applicable requirements of the SEC and to obtain any desired acceleration of the effective date of the Registration Statement. The provision of such information and materials by Holder and by the other holders whose securities are included in the Registration Statement is a condition precedent to the obligations of Ascend pursuant to this Agreement.

          (b) Certain Limitations.  Holder shall not sell, transfer, pledge, or
              -------------------
otherwise dispose of, or reduce Holder's interest in or risk relating to, any shares of Ascend Common Stock issued to Holder pursuant to the Merger or upon exercise of any Assumed Options until after such time as Ascend has published (within the meaning of SEC Accounting Series Release No. 135, as amended) financial results covering at least 30 days of combined operations of Ascend and StonyBrook. From and after the publication of such results, Holder may sell or otherwise dispose of the shares of Ascend Common Stock registered pursuant to this Agreement, subject to the following restrictions:

          (i) Holder shall not offer, sell, exchange, pledge, transfer or otherwise dispose of or engage in any Sale Equivalent Transaction with respect to, any of the shares of Ascend Common Stock issued or issuable in the Merger unless at such time such transaction shall be permitted pursuant to the provisions of SEC Rule 145 under the Securities Act (including any applicable limitations on the amount of Ascend Common Stock to be sold as set forth in Rule 145(d)(1) and the provisions of Rule 144 referred to therein), or Holder shall have furnished to Ascend an opinion of counsel, satisfactory to Ascend, to the effect that no registration under the Securities Act would be required in connection with the proposed offer, sale, exchange, pledge, transfer or other disposition or transaction, or a Registration Statement under the Securities Act covering the proposed offer, sale, exchange, pledge, transfer or other disposition or Sale Equivalent Transaction shall be effective under the Securities Act;

          (ii) Holder shall not offer or sell any of the shares of Ascend Common Stock issued or issuable to Holder in the Merger except during such periods as directors, officers and Affiliates of Ascend are permitted to purchase and sell Ascend Common Stock pursuant to the insider trading policies of Ascend (the "Window Periods"); and
                  --------------

          (iii) during the effective period of the Registration Statement, Holder shall (A) offer for sale under the Registration Statement only those shares of Ascend Common Stock which were issued to Holder pursuant to the Merger Agreement and are registered under the Registration Statement; (B) sell such shares in accordance with and subject to the terms, conditions and covenants set forth in this Agreement and in the Registration Statement; (C) to the extent required by applicable law, cause to be furnished to any purchaser of such shares, and to the broker-dealer, if any, through whom such shares may be offered, a copy of the final prospectus contained in the Registration Statement, as supplemented or amended through the date of the sale (the "Prospectus"); (D) not engage in
                                                ----------
     any stabilization activity in connection with any Ascend securities other than as permitted under the Exchange Act; and (E) not bid for or purchase any securities of Ascend or any rights to acquire Ascend securities, or attempt to induce any person to purchase any Ascend securities (except for Holder's shares of Ascend Common Stock to be sold to such person by means of the Prospectus) or any rights to acquire Ascend securities other than as permitted under the Exchange Act.

The restrictions set forth in subparagraph (ii) of this Section 4(b) shall cease without further action of the parties upon and in the event of the death of Holder, and Ascend shall amend the Registration Statement to the extent (if any) necessary to permit Holder's estate, personal representative(s), devisees and heirs, as the case may be, to resell Holder's remaining shares of Ascend Common Stock pursuant to this Registration Statement.

          (c) Escrow.  Holder approves and agrees to be bound by all provisions
              ------
of Section 2.3 and Article IX of the Merger Agreement (relating to the Escrow). Without limiting the generality of the foregoing, Holder accepts appointment as Shareholder Representative and consents and agrees to the appointment of the Escrow Agents named in the Merger Agreement. In the event of resignation of an Escrow Agent, Holder consents and agrees to the appointment of a replacement Escrow Agent by Ascend and Shareholder Representative.

     Section 5.  Restricted Periods.  Ascend shall use its best efforts to keep
                 ------------------
effective the Registration Statement during Window Periods (subject to the right of Ascend to suspend use of a prospectus pursuant to this Agreement). Notwithstanding any other provision of this Agreement to the contrary, Ascend shall not be required to keep the Registration Statement effective at any times other than during Window Periods. Holder agrees that the right of Holder to resell the shares of Ascend Common Stock registered pursuant to this Agreement shall be suspended, unless otherwise agreed by Ascend, whenever Ascend "insiders" (as defined in the Ascend Insider Trading Policy furnished to Holder and any amendments thereto hereafter furnished to Holder) are restricted from trading capital stock of Ascend (a "Restricted Period"). Unless otherwise
                                    -----------------
specified by Ascend by written notice to Holder, Restricted Periods shall include the period commencing at the opening of trading on the first day of the third month of each fiscal quarter of Ascend and expiring at the close of trading on the second full trading day following release of Ascend financial results for such fiscal quarter (or, in the case of the fourth quarter of each year, for the fiscal year). If a Restricted Period shall commence or shall expire or terminate on any other date, Ascend shall provide advance written notice of such commencement and prompt written notice of such expiration or termination. Ascend shall have the affirmative right to suspend the effectiveness of any Registration Statement filed by Ascend pursuant to this Agreement at any time and from time to time during a Restricted Period, for the whole of such Restricted Period or any portion thereof.

     Section 6.  Legends.  Subject to the provisions of Section 3(c) of this
                 -------
Agreement Ascend may, at its election, cause one or more legends reflecting the limitations set forth in this Agreement (including the limitations set forth in Sections 4 and 5 of this Agreement) to be affixed to the certificate or certificates issued to Holder representing the shares of Ascend Common Stock issued to Holder in the Merger, including a legend in substantially the form set forth below:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND THE OTHER CONDITIONS SPECIFIED IN A REGISTRATION AND STOCK TRADING AGREEMENT BETWEEN THE HOLDER OF THIS CERTIFICATE AND ASCEND COMMUNICATIONS, INC., A COPY OF WHICH AGREEMENT WILL BE FURNISHED BY ASCEND COMMUNICATIONS, INC. TO THE HOLDER OF THIS CERTIFICATE UPON WRITTEN REQUEST AND WITHOUT CHARGE."

Ascend, in its discretion, may cause stop transfer orders to be placed with its transfer agent with respect to the certificates for the shares which are required to bear such legend. Such legend shall be removed in connection with the sale of any stock at a time that the Registration Statement is effective or upon a sale pursuant to SEC Rule 144, as provided in Section 3(c) of this Agreement.

     Section 7.  Expenses.  Ascend shall pay all of the out-of-pocket expenses
                 --------
incurred, other than underwriting discounts and commissions, in connection with any registration pursuant to this Agreement, including, without limitation, all SEC, NASD and blue sky registration and filing fees, printing expenses, transfer agents' and registrars' fees, and the reasonable fees and disbursements of Ascend's outside counsel and independent accountants and a single counsel for all of the holders of securities included in the Registration Statement.

     Section 8.  Indemnification.  In the event of any offering registered
                 ---------------
pursuant to this Agreement:

          (a) Ascend will indemnify Holder and each broker-dealer (if any) which may be deemed to be an underwriter of the shares of Ascend Common Stock covered by the Registration Statement against all claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement, or any prospectus, or any amendment or supplement thereto, incident to any offering registered pursuant to this Agreement, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, or any violation by Ascend of any rule or regulation promulgated under the Securities Act, or state securities laws applicable to Ascend in connection with any such registration, and subject to Section 8(c), will reimburse Holder for any legal and any other out-of-pocket expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that Ascend will not be liable in any such case to the extent that any such claim, loss, damage, or liability arises out of or is based in any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to Ascend by Holder or controlling person and stated to be specifically for use therein.

          (b) Holder will, if shares held by Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify (i) Ascend, (ii) its directors, officers, legal counsel and independent accountants, (iii) each underwriter, if any, of Ascend securities covered by the Registration Statement, (iv) each person who controls Ascend or such underwriter within the meaning of Section 15 of the Securities Act, (v) each other holder of shares of Ascend Common Stock included in the Registration Statement and such holder's legal counsel and independent accountants (each such person named in clauses (i) through (v), an "Indemnified Party," and
                                             -----------------
collectively, the "Indemnified Parties") against all claims, losses, damages and
                   -------------------
liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Ascend, such other holders, such directors, officers, legal counsel, independent accountants, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in the Registration Statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to Ascend by Holder and stated to be specifically for use therein; provided, however, that Holder's obligations
                                    --------
hereunder shall be several with all other holders of securities included in the Registration Statement and not joint and shall be limited to an amount equal to the net proceeds before expenses and commissions to Holder of the shares sold as contemplated herein.

          (c) Each Indemnified Party claiming indemnification under Section 8 shall give notice to the party from whom indemnification is sought (the

"Indemnifying Party") promptly after such Indemnified Party receives written
-------------------
notice of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by such

Indemnified Party (whose approval shall not be unreasonably withheld), and such Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent, but only to the extent, that the Indemnifying Party's ability to defend against such claim or litigation is impaired as a result of such failure to give notice. Notwithstanding the foregoing sentence, an Indemnified Party seeking indemnification hereunder may retain its own counsel to conduct the defense of any such claim or litigation, and shall be entitled to be reimbursed by the Indemnifying Party for expenses incurred by such Indemnified Party in defense of such claim or litigation, in the event that the Indemnifying Party does not assume the defense of such claim or litigation within sixty (60) days after the Indemnifying Party receives notice thereof from such Indemnified Party. Further, an Indemnifying Party shall be liable for amounts paid in settlement of any such claim or litigation only if the Indemnifying Party consents in writing to such settlement (which consent shall not be reasonably withheld). No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party a release from all liability in respect to such claim or litigation.

          (d) The obligations of Ascend and Holder under this Section 8 shall survive the completion of any offering of stock in a Registration Statement under this Agreement and otherwise.

     Section 9.  Miscellaneous.
                 -------------

     (a)  Notices.  All notices and other communications hereunder shall be in
          -------
writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (i)  if to Ascend, to:

          Ascend Communications, Inc.
          One Ascend Plaza
          1701 Harbor Bay Parkway
          Alameda, CA  94502
          Attention:  Vice President - Finance
          Fax: (510) 337-2638
          with a copy to:

          Gray Cary Ware & Freidenrich, A Professional Corporation 400 Hamilton Ave.
          Palo Alto, CA 94301
          Attention:  Thomas W. Furlong, Esq. & Rod J. Howard, Esq.
          Fax: (415) 327-3699

     (ii) if to Holder, to the address of such Holder as set forth in the stock transfer books and other applicable records of Ascend.

     (b) Interpretation.  When a reference is made in this Agreement to a
         --------------
section, such reference shall be to a Section of this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The phrases "the date of this Agreement," "the date hereof," and terms of similar import, unless the context otherwise requires, shall be deemed to refer to February 7, 1997. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     (c) Counterparts.  This Agreement may be executed in one or more
         ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     (d) Severability.  In the event that any provision of this Agreement, or
         ------------
the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     (e) Entire Agreement.  This Agreement (including the documents and the
         ----------------
instruments referred to herein) constitutes the entire agreement of the parties with respect to the subject matter of this Agreement and supersedes Section 2(a)(iii) and (iv) of the Registration Rights Declaration. Nothing in this Agreement shall impair or affect the right of the Holder to request or the obligation of Ascend to effect the registration of the remaining two-thirds (2/3) of the shares of Ascend Common Stock issued to Holder in the Merger or upon exercise of Assumed Options, on the terms and subject to the conditions and limitations set forth in the Declaration of Registration Rights annexed as Annex 6.2 to the Merger Agreement which shall remain in full force and effect
---------
except as explicitly modified by the immediately preceding sentence.

     (f) Governing Law.  This Agreement shall be governed and construed in
         -------------
accordance with the laws of the State of California without regard to any applicable conflicts of law.

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

     (h) Assignment.  Neither this Agreement nor any of the rights, interests or
         ----------
obligations hereunder shall be assigned by either party hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     (i) Third Party Beneficiary.  Nothing contained in this Agreement is
         -----------------------
intended to confer upon any person other than the parties hereto and their respective successors and permitted assigns, any rights, remedies or obligations under, or by reason of this Agreement.

     IN WITNESS WHEREOF, Ascend and Holder have signed or caused this Agreement to be signed as of the date first written above.


ASCEND COMMUNICATIONS, INC.           RAVI GULATI ("HOLDER")


By:_________________________________  ____________________________________
     Name:
     Title:

Number of shares of StonyBrook Common Stock owned (beneficially and/or of record) by Holder as of the Effective Time of the Merger: _____________________

Number of shares of Ascend Common Stock owned (beneficially and/or of record) by Holder as of the date of this Agreement: _______________________________________

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